Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 3, 2020, with respect to the consolidated financial statements of Allegro MicroSystems, Inc. contained in the Registration Statement and on Form S-1 (File No. 333-249348) filed on October 21, 2020 and related Final Prospectus filed on October 30, 2020, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Boston, Massachusetts

October 30, 2020